Exhibit 99.1

E2open Announces Fiscal First Quarter 2022 Financial Results

Strong Momentum Drives Conviction in Long Term Organic Growth Acceleration

Reaffirms Fiscal Year 2022 Guidance of 10% Organic Revenue Growth

AUSTIN, Texas – July 14, 2021 – E2open Parent Holdings, Inc. (NYSE: ETWO), a leading network-based provider of 100% cloud-based, mission-critical, end-to-end supply chain management software, today announced financial results for its fiscal first quarter 2022 ended May 31, 2021.

“We had a very strong start to our fiscal year 2022, with strong revenue, gross margin, and EBITDA performance as well as subscriptions bookings,” said Michael Farlekas, president and chief executive officer at E2open. “We exceeded our plan on the operating metrics of revenue, gross margin, EBITDA margin, and gross and net bookings. In addition, we announced the transformational and accretive acquisition of BluJay Solutions, a strategic partnership with Dun & Bradstreet, and a strategic partnership with a leader in US healthcare procurement and supply chain.”

“We are pleased with our strong financial results for our first quarter, and given the forward revenue visibility of the business, we remain confident that our fiscal year 2022 organic revenue growth will be 10 percent as we have projected, and be in excess of 10% in that back half of this year,” said Farlekas.

“In addition, we are very excited to welcome the BluJay team and clients to E2open at closing, which is anticipated to occur in the calendar year third quarter,” said Farlekas.

Fiscal First Quarter 2022 Financial Highlights

NOTE: Non-GAAP revenue adds back amortization of the fair value adjustment to deferred revenue resulting from the business combination with CC Neuberger Principal Holdings I (CCNB1) as required by GAAP. The Company is adding this back to provide better comparability in the calculation of our organic growth rate.

•

Revenue: Total GAAP revenue for fiscal first quarter 2022 reached $66.3 million, a decrease of 20.2% from $83.1 million in the fiscal first quarter of 2021. Total non-GAAP revenue was $88.8 million, an increase of 6.9% compared to $83.1 million in the fiscal first quarter of 2021.

Subscription revenue for the fiscal first quarter of 2022 was $51.0 million compared to $69.6 million in the prior year period.  Fiscal first quarter 2022 non-GAAP subscription revenue was up 5.6% to $73.5 million compared to $69.6 million from the prior fiscal first quarter.

•

Gross Profit: Gross profit for the fiscal first quarter of 2022 was $28.2 million, a decrease of 46.2% compared with $52.3 million in the same quarter of 2021. Non-GAAP gross profit for the fiscal first quarter of 2022 was $65.4 million, an increase of 10.2% compared to $59.4 million in the prior year's first quarter.

•

Gross Margin: Gross margin was 42.5% versus 63.0% in the fiscal first quarter of 2022 versus 2021, respectively. Non-GAAP gross margin was 73.7% versus 71.4% when compared to fiscal first quarter of 2021.

•

EBITDA: EBITDA for the fiscal first quarter of 2022 was a loss of $141.6 million compared with $20.2 million in the same quarter of 2021. Adjusted EBITDA was $29.2 million with a margin of 32.9%, an increase from $27.0 million in the fiscal first quarter 2021 with a margin of 32.4%.

•	Net Loss: Net loss for the fiscal first quarter of 2022 was $169.4 million compared with a net loss of $23.8 million in the same quarter of 2021.

•

Cash flow and Net debt: Net cash provided by operating activities was $39.3 million for the first quarter of fiscal 2022, compared to cash provided by operating activities of $29.8 million in the prior year period. Net debt as of May 31, 2021, as defined in the non-GAAP reconciliation Table II, was $296.4 million. E2open’s net debt forward leverage ratio is approximately 2.4 times adjusted EBITDA as of May 31, 2021 based on projected 2022 adjusted EBITDA.

			Variance
(in millions)	Successor Q1 2022	Predecessor Q1 2021%

Subscription Revenue	$51.0	$69.6	(26.7)%
Business Combination Adjustment (a)	22.5	-	-
Non-GAAP Subscription Revenue	73.5	69.6	5.6%
Professional Services Revenue	15.3	13.5	13.3%
Non-GAAP Revenue	$88.8	$83.1	6.9%

Gross Profit	$28.2	$52.3	(46.2)%
Gross Profit Margin	42.5%	63.0%
Non-GAAP Gross Profit	$65.4	$59.4	10.2%
Non-GAAP Gross Profit Margin (b)	73.7%	71.4%

Adjusted EBITDA	$29.2	$27.0	8.3%
Adjusted EBITDA Margin (c)	32.9%	32.4%

Footnotes (see reconciliation table for GAAP to non-GAAP metrics)
(a)	Amortization of the fair value adjustment to deferred revenue related to the purchase price allocation in the CCNB1 combination.
(b)	Calculated utilizing non-GAAP gross profit as a percentage of non-GAAP revenue.
(c)	Calculated utilizing adjusted EBITDA as a percentage of non-GAAP revenue.

Recent Business Highlights

•

E2open recently announced the acquisition of BluJay Solutions, a leading cloud-based, logistics execution platform, which is anticipated to close during the third calendar quarter of 2021. The combination will provide more robust capabilities in the areas of global trade and transportation management driving value to our customers while accelerating our long-term growth.

•

As a component of E2open’s growth levers, the Company has entered into strategic partnership agreements with Dun & Bradstreet and a leader in healthcare procurement and supply chain. These agreements will leverage each company’s unique capabilities and utilize E2open’s platform and network to expand the Company’s market reach.

•	E2open announced a large new logo win with Tesco, the leading UK retailer, representing a significant start to a strategic relationship with Tesco.

•

E2open’s new account logo sales team continues to augment our current go to market strategy focused on our existing client base.  The combination with BluJay Solutions will strengthen the cross-sell, upsell opportunity and significantly accelerate our new logo sales initiative.

Financial Outlook for Fiscal Year 2022

As of July 14, 2021, E2open is reaffirming its guidance for its full fiscal year 2022, which ends February 28, 2022, as follows:

•	Total non-GAAP revenue is expected to be in the range of $369 million to $371 million.
•	Non-GAAP gross profit is expected to be in the range of $268 million to $270 million.
•	Adjusted EBITDA is expected to be in the range of $120 million to $122 million.
•	These estimates reflect approximately 10% organic revenue growth and an adjusted gross margin in the range of 72 to 73%.

Quarterly Conference Call

E2open will host a video webinar today at 5:00 p.m. ET to discuss fiscal first quarter 2022 financial results, in addition to discussing the Company’s outlook for the full fiscal year 2022. The video webinar will be available live on the Investor Relations section of the Company's website at www.e2open.com. A replay will be available within 12 hours after the conclusion of the live event.

About E2open

At E2open, we’re creating a more connected, intelligent supply chain. It starts with sensing and responding to real-time demand, supply and delivery constraints. Bringing together data from clients, distribution channels, suppliers, contract manufacturers and logistics partners, our collaborative and agile supply chain platform enables companies to use data in real time, with artificial intelligence and machine learning to drive smarter decisions. All this complex information is delivered in a single view that encompasses your demand, supply and logistics ecosystems. E2open is changing everything. Demand. Supply. Delivered.TM Visit www.e2open.com.

E2open and the E2open logo are registered trademarks of E2open, LLC. Demand. Supply. Delivered. is a trademark of E2open, LLC.

Non-GAAP Financial Measures

This press release includes certain financial measures not presented in accordance with generally accepted accounting principles (“GAAP”) including non-GAAP revenue, non-GAAP subscription revenue, adjusted EBITDA, adjusted EBITDA margin, non-GAAP gross profit, non-GAAP net income, net debt, and non-GAAP gross margin. These non-GAAP financial measures are not a measure of financial performance in accordance with GAAP and may exclude items that are significant in understanding and assessing the Company’s financial results. Therefore, these measures should not be considered in isolation or as an alternative to net income, cash flows from operations or other measures of profitability, liquidity, or performance under GAAP. You should be aware that the Company’s presentation of these measures may not be comparable to similarly titled measures used by other companies.

The Company believes this non-GAAP measure of financial results provides useful information to management and investors regarding certain financial and business trends relating to the Company’s financial condition and results of operations. The Company believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends in comparing the Company’s financial measures with other similar companies, many of which present similar non-GAAP financial measures to investors. These non-GAAP financial measures are subject to inherent limitations as they reflect the exercise of judgments by management about which expense and income are excluded or included in determining these non-GAAP financial measures.

Safe Harbor Statement

Certain statements in this press release are "forward-looking statements" within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbor created thereby. These statements relate to future events or the Company's future financial performance and involve known and unknown risks, uncertainties and other factors that may cause the actual results, levels of activity, performance or achievements of the Company or its industry to be materially different from those expressed or implied by any forward-looking statements. In particular, statements about the Company's expectations, beliefs, plans, objectives, assumptions, future events or future performance contained in this press release are forward-looking statements. In some cases, forward-looking statements can be identified by terminology such as "may," "will," "could," "would," "should," "expect," "plan," "anticipate," "intend," "believe," "estimate," "predict," "potential," "outlook," "guidance" or the negative of those terms or other comparable terminology.

Please see the Company's documents filed or to be filed with the Securities and Exchange Commission, including the annual report filed on Form 10-K, and any amendments thereto for a discussion of certain important risk factors that relate to forward-looking statements contained in this press release. The Company has based these forward-looking statements on its current expectations, assumptions, estimates and projections. While the Company believes these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond the Company's control. These and other important factors may cause actual results, performance or achievements to differ materially from those expressed or implied by these forward-looking statements. Any forward-looking statements are made only as of the date hereof, and unless otherwise required by applicable securities laws, the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Contact

J. Adam Rogers

E2open

adam.rogers@e2open.com

515-556-1162

Media Contact

WE Communications for E2open

e2open@we-worldwide.com

512-527-7029

E2OPEN PARENT HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(Unaudited)

	Successor	Predecessor
	Three Months Ended	Three Months Ended
	May 31, 2021	May 31, 2020
Revenue
Subscriptions	$51,034	$69,604
Professional services	15,293	13,520
Total revenue	66,327	83,124
Cost of Revenue
Subscriptions	16,508	14,138
Professional services	10,140	11,095
Amortization of acquired intangible assets	11,511	5,561
Total cost of revenue	38,159	30,794
Gross Profit	28,168	52,330
Operating Expenses
Research and development	15,701	14,631
Sales and marketing	12,514	12,310
General and administrative	13,717	9,764
Acquisition-related expenses	9,778	3,368
Amortization of acquired intangible assets	3,830	8,467
Total operating expenses	55,540	48,540
(Loss) income from operations	(27,372)	3,790
Other (expense) income
Interest and other expense, net	(4,903)	(19,372)
Change in tax receivable agreement liability	(2,499)	—
Loss from change in fair value of warrant liability	(59,943)	—
Loss from change in fair value of contingent consideration	(73,260)	—
Total other expenses	(140,605)	(19,372)
Loss before income tax benefit	(167,977)	(15,582)
Income tax expense	(1,378)	(8,170)
Net loss	(169,355)	$(23,752)
Less: Net loss attributable to noncontrolling interest	(27,097)
Net loss attributable to E2open Parent Holdings, Inc.	$(142,258)

Net loss attributable to E2open Parent Holdings, Inc. common shareholders per share:
Basic	$(0.76)
Diluted	$(0.76)

E2OPEN PARENT HOLDINGS, INC.

CONSOLIDATED BALANCE SHEETS

	Successor
(In thousands, except share amounts)	May 31, 2021	February 28, 2021
	(unaudited)
Assets
Cash and cash equivalents	$220,748	$194,717
Restricted cash	11,815	12,825
Accounts receivable - net of allowance of $514 and $908, respectively	60,641	112,657
Prepaid expenses and other current assets	12,091	12,643
Total current assets	305,295	332,842
Long-term investments	226	224
Goodwill	2,630,941	2,628,646
Intangible assets, net	809,875	824,851
Property and equipment, net	47,045	44,198
Operating lease right-of-use assets	21,048	—
Other noncurrent assets	8,654	7,416
Total assets	$3,823,084	$3,838,177
Liabilities and Stockholders' Equity
Accounts payable and accrued liabilities	$56,163	$70,233
Incentive program payable	11,815	12,825
Deferred revenue	98,299	89,691
Acquisition-related obligations	2,000	2,000
Current portion of notes payable	4,110	4,405
Current portion of operating lease obligations	5,064	—
Current portion of financing lease obligations	3,961	4,827
Total current liabilities	181,412	183,981
Long-term deferred revenue	1,484	482
Operating lease obligations	16,551	—
Financing lease obligations	5,691	6,588
Notes payable	503,266	502,800
Tax receivable agreement liability	52,614	50,114
Warrant liability	128,715	68,772
Contingent consideration	224,068	150,808
Deferred taxes	396,735	396,217
Other noncurrent liabilities	1,027	1,057
Total liabilities	1,511,563	1,360,819
Stockholders' Equity
Class A common stock (Successor); $0.0001 par value, 2,500,000,000 shares authorized; 187,051,142 issued and outstanding as of May 31, 2021 and February 28, 2021	19	19
Class V common stock (Successor); $0.0001 par value; 40,000,000 shares authorized; 35,636,680 issued and outstanding as of May 31, 2021 and February 28, 2021	—	—
Series B-1 common stock (Successor); $0.0001 par value; 9,000,000 shares authorized; 8,120,367 issued and outstanding as of May 31, 2021 and February 28, 2021	—	—
Series B-2 common stock (Successor); $0.0001 par value; 4,000,000 shares authorized; 3,372,184 issued and outstanding as of May 31, 2021 and February 28, 2021	—	—
Additional paid-in capital	2,073,249	2,071,206
Accumulated other comprehensive income	3,863	2,388
(Accumulated deficit) retained earnings	(131,458)	10,800
Total E2open Parent Holdings, Inc. equity	1,945,673	2,084,413
Noncontrolling interest	365,848	392,945
Total stockholders' equity	2,311,521	2,477,358
Total liabilities and stockholders' equity	$3,823,084	$3,838,177

E2OPEN PARENT HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Successor	Predecessor
	Three Months Ended	Three Months Ended
(In thousands)	May 31, 2021	May 31, 2020
Cash flows from operating activities
Net loss	$(169,355)	$(23,752)
Adjustments to reconcile net loss to net cash from operating activities:
Depreciation and amortization	20,205	16,978
Amortization of deferred commissions	158	987
Amortization of debt issuance costs	667	1,079
Amortization of operating lease right-of-use assets	1,372	—
Share-based and unit-based compensation	2,043	2,046
Change in tax receivable agreement liability	2,499	—
Loss from change in fair value of warrant liability	59,943	—
Loss from change in fair value of contingent consideration	73,260	—
(Gain) loss on disposal of property and equipment	(187)	32
Changes in operating assets and liabilities:
Accounts receivable, net	52,016	62,606
Prepaid expenses and other current assets	552	(167)
Other noncurrent assets	(1,399)	(183)
Accounts payable and accrued liabilities	(9,234)	(8,387)
Incentive program payable	(1,010)	(8,679)
Deferred revenue	9,611	(21,234)
Changes in other liabilities	(1,875)	8,505
Net cash provided by operating activities	39,266	29,831
Cash flows from investing activities
Capital expenditures	(12,385)	(3,886)
Net cash used in investing activities	(12,385)	(3,886)
Cash flows from financing activities
Proceeds from sale of membership units	—	1,788
Proceeds from indebtedness	—	284
Repayments of indebtedness	(153)	(2,253)
Repayments of financing lease obligations	(546)	(421)
Net cash used in financing activities	(699)	(602)
Effect of exchange rate changes on cash and cash equivalents	(1,161)	120
Net increase in cash, cash equivalents and restricted cash	25,021	25,463
Cash, cash equivalents and restricted cash at beginning of period	207,542	48,428
Cash, cash equivalents and restricted cash at end of period	$232,563	$73,891
Reconciliation of cash, cash equivalents and restricted cash:
Cash and cash equivalents	$220,748	$53,637
Restricted cash	11,815	20,254
Total cash, cash equivalents and restricted cash	$232,563	$73,891
Supplemental Information - Cash Paid for:
Interest	$5,192	$17,408
Income taxes	462	333
Non-Cash Investing and Financing Activities:
Capital expenditures financed under financing lease obligations	$—	$2,643
Capital expenditures included in accounts payable and accrued liabilities	1,933	78
Right-of-use assets obtained in exchange for operating lease obligations	22,420	—

E2OPEN PARENT HOLDINGS, INC.

RECONCILIATION OF NON-GAAP INFORMATION TABLE I

($ in millions)

(unaudited)

	Successor	Predecessor
	Three Months Ended May 31, 2021	Three Months Ended May 31, 2020
Subscriptions	$ 51.0	$ 69.6
Professional services	15.3	13.5
Revenue	66.3	83.1
Business combination adjustment (a)	22.5	-
Non-GAAP Revenue	88.8	83.1

Gross Profit	28.2	52.3
Adjustments
Business Combination Adjustment (a)	22.5	-
Depreciation expenses	2.6	1.2
Amortization of intangible assets	11.5	5.6
Share - based compensation (b)	0.3	0.2
Non-recurring/non-operating costs (c)	0.3	0.1
Non-GAAP Gross Profit	65.4	59.4
Gross profit margin	42.5%	63.0%
Non-GAAP Gross profit margin (d)	73.7%	71.4%
EBITDA	(141.6)	20.2
Adjustments
Business Combination adjustment (a)	22.5	-
Change in fair value of financial instruments (e)	133.2	-
Change in tax receivable agreement (f)	2.5	-
Acquisition-related adjustments (g)	9.8	3.4
Non-recurring/non-operating costs (c)	0.4	1.1
Share - based compensation (b)	2.4	2.3
Adjusted EBITDA	29.2	27.0
EBITDA Margin	-213.5%	24.3%
Adjusted EBITDA Margin (h)	32.9%	32.4%

Footnotes
(a)	Amortization of the fair value adjustment to deferred revenue related to the purchase price allocation in the CCNB1 combination.

(b)	Reflects non-cash, long-term unit-based compensation expense, primarily related to senior management.

(c)

Primarily includes foreign currency exchange gain and losses and other non-recurring expenses such as systems integrations, legal entity simplification, advisory fees and expenses related to retention of key employees from acquisitions.

(d)	Calculated utilizing non-GAAP gross profit as a percentage of non-GAAP revenue.
(e)

Represents the fair value adjustment at each balance sheet date of the warrant liability related to the public, private placement and forward purchase warrants and the fair value adjustment at each balance sheet date of the contingent consideration liability related to the restricted Series B-1 and B-2 common stock and Sponsor Side Letter.

(f)	Represents the expense related to the change in the fair value of the tax receivable agreement liability, including interest.
(g)

Primarily includes advisory, consulting, accounting and legal expenses incurred in connection with mergers and acquisitions activities, including related valuation, negotiation and integration costs and capital-raising activities, including costs related to the acquisition of Amber Road, Inc., the Business Combination and the pending acquisition of BluJay.

(h)	Calculated utilizing adjusted EBITDA as a percentage of non-GAAP revenue.

E2OPEN PARENT HOLDINGS, INC.

RECONCILIATION OF NON-GAAP INFORMATION TABLE II

(in millions)

As of May 31, 2021
(unaudited)
Current portion of notes payable and capital lease obligations	$8.1
Notes payable and financing lease obligations	$509.0
Adjusted for:
Cash and cash equivalents	$220.7
Net Debt as of Feb. 28, 2021	$296.4

Projected FY22 adjusted EBITDA	$120 - 122

Net Debt Forward Leverage Ratio (non-GAAP)	~2.4x